2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976-3622

(215) 488-9300

__________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 30, 2017

___________________________________________________

To the Stockholders of Windtree Therapeutics, Inc.:

The Annual Meeting of Stockholders of Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on June 30, 2017, at 8:00 a.m. at the Company’s principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for the following purposes:

I.     To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);

II.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017 (Proposal 2);

III.

To amend our Amended and Restated Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan, as amended (“2011 Plan”), to increase the number of shares of common stock, par value $.001 per share available for issuance under the 2011 Plan from 1,978,572 shares to 2,728,572 million shares (Proposal 3);

IV.

To amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share available for issuance by the Company from 60 million to 120 million (Proposal 4);

V.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 5); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 12, 2017 (“Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A complete list of those stockholders of record will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for a period of 10 days prior to the meeting.

Your vote is important. You may vote by telephone, via the Internet, by mailing your properly executed proxy card or voting instruction, or in person at the Annual Meeting in accordance with the voting instructions included with this proxy statement.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Morrow Sodali LLC

470 West Ave.

Stamford, CT 06902

1-800-662-5200

By Order of the Board of Directors

/s/ Mary B. Templeton, Esq.

Corporate Secretary

Warrington, Pennsylvania

May 18, 2017

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 30, 2017: this Notice of Annual Meeting of Stockholders and our Proxy Statement and 2016 Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available for viewing, printing and downloading at http://www.ezodproxy.com/windtreetx/2017.

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Common stock

WINDTREE THERAPEUTICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 30, 2017

Proxies and voting instructions in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Windtree Therapeutics, Inc., a Delaware corporation (referred to as "we," "our," "us," and "the Company"), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 30, 2017, at 8:00 a.m. at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, and at any adjournment or postponement thereof. It is expected that this Proxy Statement and the form of proxy will be distributed and made available to stockholders beginning on or about May 18, 2017.

What is included in these materials?

These materials include our proxy statement for the Annual Meeting and our 2016 Annual Report to Stockholders, which includes our year-end audited consolidated financial statements.

What matters will be voted on at the Annual Meeting?

Five proposals will be taken up at the meeting as well as such other business as may properly come before the meeting and any adjournments or postponements thereof. The five proposals are:

1.     To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);

2.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017 (Proposal 2);

3.

To amend our Amended and Restated Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan, as amended (“2011 Plan”), to increase the number of shares of Common Stock available for issuance under the 2011 Plan from 1,978,572 shares to 2,728,572 million shares (Proposal 3);

4.

To amend our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $.001 per share (“Common Stock”) available for issuance by the Company from 60 million to 120 million (Proposal 4); and

5.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 5).

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Who may vote at the Annual Meeting?

Only stockholders of our Common Stock as of May 12, 2017 (“Record Date”) may vote at the Annual Meeting (and any adjournments or postponements of the Annual Meeting). As of the Record Date, [________________] shares of Common Stock were issued and outstanding and entitled to vote at the meeting.

If you plan to attend the Annual Meeting in person, please bring with you a photo ID and evidence of your stock ownership as of the Record Date. Your shares may be (i) registered directly in your name on the security holder records maintained for us by our transfer agent or (ii) held for you by a bank, advisory or brokerage firm or other financial institution (individually and collectively referred to in this Proxy Statement as “broker(s)”). If held by a broker, you will need evidence of your stock ownership as of the Record Date from the broker that holds your shares.

How can I vote my shares at the Annual Meeting?

On each matter properly brought before the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held on the Record Date. If your shares are recorded directly in your name on the books of our transfer agent, you can vote by telephone, via the Internet, by mailing a properly executed proxy card, or in person at the Annual Meeting. Detailed instructions are provided on the proxy card delivered with this Proxy Statement. If you vote by telephone, via the Internet or by mailing a proxy card, you are still welcome to attend the Annual Meeting.

What if my shares are held for me in “street name”?

Shares held by brokers on behalf of beneficial owners of our Common Stock are considered to be held in “street name.” In that case, the brokers or their nominees are the registered holders listed on our books (maintained for us by our transfer agent) and generally are required to vote shares in accordance with their customers’ voting instructions. Accordingly, if your shares are held in “street name,” you should provide voting instructions to your broker to vote your shares. Your broker will then vote a single proxy reflecting all voting instructions received from beneficial owners. If your shares are held in “street name” and you have not received information about the methods available to you to vote your shares, you should ask your broker for instructions for voting your shares.

What are broker “non-votes”?

If your shares are held in “street name,” a broker “non-vote” occurs when a broker does not vote on one or more proposals because you have not given specific voting instructions with respect to “non-discretionary” proposals. However, if you do not give your broker specific voting instructions with respect to “discretionary” proposals, your broker may nevertheless be permitted to vote your shares. The proposal to elect directors (Proposal 1), the amendment of the 2011 Plan (Proposal 3), and the advisory vote on executive compensation (Proposal 5) are considered “non-discretionary” proposals. The proposals to ratify the appointment of our auditors (Proposal 2), and to amend our Certificate of Incorporation (Proposal 4) are considered “discretionary” proposals.

Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business generally at our Annual Meeting (see, “How will a quorum be established at the Annual Meeting?” below), but they will not be counted for purposes of determining the number of shares represented and voted with respect to “non-discretionary” proposals. If you do not give your broker specific voting instructions for each of the non-discretionary proposals, your shares will not be included in the tabulation to determine if we have received the required number of votes needed to approve these very important proposals.

How will a quorum be established at the Annual Meeting?

To transact any business at the Annual Meeting, at least a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy. For purposes of determining whether there is a quorum, the following shares are counted as present:

●	Shares represented by stockholders attending the Annual Meeting in person, whether or not they vote all their shares;
●	All shares represented by validly delivered proxies which contain one or more abstentions or which have votes withheld from any nominee for director; and
●	Shares represented by validly delivered proxies containing broker “non-votes.”

How does the Board recommend that stockholders vote their shares?

The Board recommends that you vote as follows:

•	“FOR” the election of the Board’s nominees for director (Proposal 1);
•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017 (Proposal 2);
•	“FOR” the amendment to the 2011 Plan to increase the number of shares of Common Stock available for issuance under the 2011 Plan from 1,978,572 million shares to 2,728,572 million shares (Proposal 3);
•	“FOR” the amendment to our Certificate of Incorporation to increase the number of our authorized shares of Common Stock available for issuance from 60 million to 120 million (Proposal 4); and
•	“FOR” the vote, on an advisory basis, on the compensation of our named executive officers (Proposal 5).

How are stockholder votes counted?

All telephone and Internet votes submitted by stockholders whose shares are carried directly on our books before 7:00 p.m. (EDT), June 29, 2017, and all properly executed proxies and broker instructions that are received in time to be counted at the Annual Meeting (and not properly revoked) will be counted. Where a choice has been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with those specifications. Where a choice has not been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with the Board’s recommendation.

In the election of directors under Proposal 1, you may vote your shares “FOR” each nominee or you may mark your vote “WITHHELD” for any one or more nominees. The nominees for directors are elected by a plurality of the votes cast at the Annual Meeting in person or by proxy. Therefore, the five nominees receiving the highest number of “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors and will constitute our entire Board. Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for the election of the nominees in accordance with the Board’s recommendation. Where a stockholder proxy or vote via telephone or Internet indicates withheld authority to vote for a particular nominee or nominees, the shares will not be voted for that particular nominee or nominees. The proposal to elect directors is considered non-discretionary; therefore, broker “non-votes” are not counted as present in determining the results of Proposal 1.

For each of Proposals 2, 3, 4, and 5, you may determine to vote “FOR,” “AGAINST,” or “ABSTAIN” from voting. Abstentions are not included as votes cast on a proposal and therefore will not be included in the number of shares present and voting on each proposal. Approval of Proposals 2, 3, and 5 requires the affirmative vote by a majority of the shares voting on the proposal in person or by proxy at the meeting. Approval of Proposal 4 requires the affirmative vote of a majority of shares entitled to vote at the meeting; therefore, if you elect to “ABSTAIN” from voting on Proposal 4, it will have the same effect as a vote “AGAINST” the proposal. Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for a matter in accordance with the Board’s recommendations. For broker voting instructions, shares subject to broker “non-votes” are not considered to have been voted for non-discretionary proposals and are not counted as present in determining whether a majority of the shares present and entitled to vote on a non-discretionary matter have approved such matter. We believe that that Proposals 2 and 4 will be deemed discretionary proposals and Proposals 3 and 5 will be deemed non-discretionary.

If any other matter not discussed in this Proxy Statement is presented at the Annual Meeting and upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

How may stockholders change or revoke a vote made prior to the Annual Meeting?

Stockholders may (i) change a vote at any time prior to the Annual Meeting, or (ii) revoke a vote at any time prior to the Annual Meeting and thereafter attend and vote at the Annual Meeting. To change or revoke a vote:

●	If you voted originally by telephone or via the Internet, enter new instructions on the same voting system before 7:00 p.m. (EDT), June 29, 2017; or

●

If you voted by giving your vote to our proxy solicitor, Morrow Sodali LLC ("Morrow") via telephone, call Morrow at 1-800-662-5200 before 7:00 p.m. (EDT) on June 29, 2017 and advise them that you wish to change or revoke your vote; or

●	If your shares are registered directly in your name on the books of our transfer agent,

o	Send a written notice of change or revocation to us, attention Corporate Secretary, which must be received prior to the close of voting at the Annual Meeting on June 30, 2017; or

o	Attend the Annual Meeting and vote in person (or send a personal representative with an appropriate proxy); or

●	If you hold your shares in “street name” with a broker or other similar institution,

o	Contact the broker that delivered your Proxy Statement for instructions about how to change your vote; or

o

If you wish to change your vote by attending the Annual Meeting, you must contact your broker for documentation – only your broker may change voting instructions with respect to shares held in “street name.”

COMMON STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock (i) unless otherwise noted, as of April 30, 2017, by each current director and each executive officer set forth in the table below (each a “Named Executive Officer”) as of that date, (ii) as of April 30, 2017, by all directors and executive officers as a group, and (iii) as of the date noted in each related footnote, by the entities known by us to be the beneficial owners of more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Non-Executive Directors
John R. Leone	11,250	21,927	33,177	*
Joseph M. Mahady	6,211	22,356	28,567	*
Bruce A. Peacock	6,211	24,690	30,901	*
Marvin E. Rosenthale, Ph.D. (3)	7,877	7,928	15,805	*

Named Executive Officers
Craig Fraser	13,031	75,288	88,319	*
Steven G. Simonson, M.D.	15,281	37,763	53,044	*
John A. Tattory	12,112	36,524	48,636	*

Former Officer
John G. Cooper (4)	11,421	81,548	92,969	*

Executive Officers and Directors as a group (8 persons) (5)	90,353	254,192	344,545	3.45%

5% Security Holders
Name and Address

Alyeska Investment Group, L.P. (6)	464,768	680,571	1,145,339	9.99%
77 West Wacker Drive, 7th Floor
Chicago, IL 60601

Broadfin Capital, LLC (7)	854,409	2,907,762	3,762,171	9.99%
300 Park Avenue, 25th Floor
New York, New York 10022

Deerfield Management Company, L.P. (8)	-	1,095,239	1,095,239	9.99%
780 3rd Avenue, 37th Floor
New York, NY 10017

Hudson Bay Master Fund Ltd. (9)	-	669,000	669,000	6.49%
777 Third Avenue, 30th Floor
New York, NY 10017

Lee's Pharmaceutical Holdings Ltd. (10)	-	1,338,000	1,338,000	9.99%
Unit 110-111, Bio-Informatics Centre
No. 2 Science Park Avenue, Hong Kong Science Park
Shatin, Hong Kong

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and includes voting and investment power with respect to shares of common stock. Shares of common stock, and shares of common stock subject to options, warrants or convertible preferred stock currently exercisable or exercisable within 60 days after April 30, 2017 held by each person or group named above are deemed outstanding for computing the percentage ownership of the person or group holding any options, warrants or convertible preferred stock, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group. As of April 30, 2017, there were 9,734,287 shares of common stock issued and outstanding. The address of each individual person is c/o Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

(2)

Except where noted, Common Stock Equivalents include shares of common stock subject to options, warrants or convertible preferred stock currently exercisable or exercisable within 60 days after April 30, 2017 held by each person or group named above.

(3)	Total beneficial ownership shown in the table includes 595 shares held by his spouse as to which Dr. Rosenthale disclaims beneficial ownership.

(4)	Mr. Cooper resigned his position effective January 31, 2016.

(5)	This information does not include securities held by Mr. Cooper, who is no longer an officer.

(6)

This information is based on a Schedule 13G filed with the SEC on February 14, 2017 with respect to 643,339 shares of the 1,145,339 common stock beneficially owned by each of the following persons: (i) Alyeska Investment Group, L.P., (ii) Alyeska Investment Group, LLC, (iii) Alyeska Fund 2 GP, LLC, and (iv) Anand Parekh. The 1,145,339 common stock beneficially owned included Common Stock Equivalents consisting of warrants to purchase 178,571 shares of our common stock, as reported on the Schedule 13G, issued as part of the July 2015 public offering, and 503 Convertible Preferred Shares, convertible into 503,000 shares of our common stock that was part of the February 2017 securities purchase agreement. The form of both the July 2015 public offering and the February 2017 securities purchase agreement restricts the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed 9.99% of the total number of shares then outstanding (the "9.99% Ownership Cap"). Notwithstanding the number of shares reported above, the reporting person is unable to exercise such warrants to the extent that after such exercise the Ownership Cap would be exceeded.

(7)

This information is based on a Schedule 13G filed with the SEC on February 10, 2017 with respect to 854,409 shares of common stock beneficially owned by each of the following persons: (i) Broadfin Capital, LLC, (ii) Broadfin Healthcare Master Fund, Ltd., and (iii) Kevin Kotler. In addition, in connection with the July 2015 public offering and the February 2017 Securities Purchase Agreement, we issued Common Stock Equivalents consisting of warrants to purchase 1,904,762 shares of our common stock and 1,003 Convertible Preferred Shares, convertible into 1,003,000 shares of our common stock, respectively. The form of both the July 2015 public offering and the February 2017 securities purchase agreement restricts the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed the 9.9% Ownership Cap. Notwithstanding the number of shares reported above, the reporting person is unable to exercise such warrants to the extent that after such exercise the 9.9% Ownership Cap would be exceeded.

(8)

This information is based on a Schedule 13G filed with the SEC on February 14, 2017, by (i) Deerfield Mgmt, L.P., general partner of the entities identified in clauses (iv) through (vii) with respect to securities beneficially owned by such entities, (ii) Deerfield Management Company, L.P., an investment advisor for the entities identified in clauses (iv) through (vii) with respect to securities beneficially owned by such entities, (iii) James E. Flynn, (iv) Deerfield Special Situations Fund, L.P., (v) Deerfield Special Situations International Master Fund, L.P., (vi) Deerfield Private Design Fund II, L.P., and (vii) Deerfield Private Design International II, L.P. The Common Stock Equivalents listed above consist of warrants to purchase 1,095,239 shares of our common stock that contain a provision restricting the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed 9.985% or 9.99% (depending on the warrant) of the total number of shares then outstanding (the "Deerfield Ownership Cap"). Notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon exercise of such warrants to the extent that upon such exercise the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Deerfield Ownership Cap.

(9)

The 669,000 common stock beneficially owned is for Common Stock Equivalents consisting of 669 Convertible Preferred Shares, convertible into 669,000 shares of our common stock that was part of the February 2017 Securities Purchase Agreement, the form of which restricts the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed the 9.99% Ownership Cap. The reporting person is unable to exercise such warrants to the extent that after such exercise the 9.9% Ownership Cap would be exceeded.

(10)

The 1,338,000 common stock beneficially owned is for Common Stock Equivalents consisting of 1,338 Convertible Preferred Shares, convertible into 1,338,000 shares of our common stock that was part of the February 2017 Securities Purchase Agreement, the form of which restricts the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed the 9.99% Ownership Cap. The reporting person is unable to exercise such warrants to the extent that after such exercise the 9.9% Ownership Cap would be exceeded.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five directors. Each director will hold office until his successor has been elected and qualified or until the director’s earlier resignation or removal from office.

The Board recommends that the five nominees named below be elected as directors. Of the shares of Common Stock represented by all proxies received by the Board, shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for the election of the nominees in accordance with the Board’s recommendation. If shares are held in “street name,” a broker may vote only those shares for which voting instructions have been provided. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if that should occur, proxies will be voted for the election of some other person or the size of the Board will be fixed at a lower number.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board and certain information about the nominees are set forth below. Each of the nominees currently serves as a director. For information concerning the number of shares of Common Stock beneficially owned by each nominee, see, “Common Stock Ownership of Certain Beneficial Owners and Management.”

Name	Position with the Company
John R. Leone	Chairman of the Board
Craig Fraser	Director, President and Chief Executive Officer
Joseph M. Mahady	Director
Bruce A. Peacock	Director
Marvin E. Rosenthale, Ph.D.	Director

John R. Leone, age 69, has served as a member of our Board of Directors since November 2012 and was elected Chairman in January 2013. He serves as a member of the Board’s Compensation Committee and the Nomination and Governance Committee. With over 30 years of experience, Mr. Leone has built an outstanding track record in pharmaceutical operations, commercial portfolio management, and financing life science companies. His commercial experience includes significant domestic and international executive management roles and direct responsibility for the commercial launch of numerous pharmaceutical products.

Mr. Leone is currently an Operating Partner at Madryn Asset Management, an investment platform focused on providing capital to healthcare companies. Madryn Asset Management was spun out from Visium Asset Management where Mr. Leone was a Partner from May 2013 to January 2017. Prior to joining Visium, Mr. Leone was a Partner at Paul Capital Healthcare, a private equity firm that manages one of the largest dedicated healthcare funds globally (2007 to 2013). Previously, Mr. Leone served as President and Chief Executive Officer at Cambrex Corporation, and as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations at Aventis Pharmaceuticals. While at Aventis, he played a key role in spearheading the successful integration of its predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, and had responsibility for all commercial business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective. Mr. Leone also served on the Board of Directors at ViroPharma Incorporated from January 2006 until its acquisition in March 2014. Mr. Leone received his B.S. degree in Engineering from the U.S. Military Academy at West Point and his M.B.A. from the University of Colorado.

Craig Fraser, age 52, has served as President and Chief Executive Officer and a member of our Board since February 1, 2016. He brings over 28 years of experience as a leader in both product development and commercial operations and in building biopharmaceutical and device businesses for startups as well as larger companies. Prior to joining us, Mr. Fraser held executive positions at several biopharmaceutical companies, including as Chief Operating Officer (July 2014 to August 2015) and President, International & Global Manufacturing and Supply (October 2011 to July 2014) at Aegerion Pharmaceuticals; as Vice President of Global Disease Areas at Pfizer (October 2009 to October 2011); and Vice President and Global Business Manager at Wyeth Pharmaceuticals (December 2007 to November 2009). Previously, Mr. Fraser served as Vice President, Sales & Marketing and Commercial Operations and as Vice President, Global Strategic Marketing at Johnson & Johnson; and as Gastroenterology Franchise Lead, National Sales Director – Immunology and Acute Cardiovasculars, and Marketing Director – Cardiovasculars and Diagnostics at Centocor. Mr. Fraser is a veteran of both the U.S. Marine Corps and the U.S. Army. Mr. Fraser does not serve on any other public company boards. Mr. Fraser received his B.S. degree in Public Administration from Slippery Rock University of Pennsylvania.

Joseph M. Mahady, age 64, has served as a member of our Board since January 2013. He also serves as Chairman of the Board’s Compensation Committee and a member of the Audit Committee. Mr. Mahady has extensive strategic and operational experience in the biopharmaceutical industry. He has broad international commercial experience, having served in a direct leadership role in more than 30 product launches, and has a successful record of developing profitable businesses based on transformational technologies in both the U.S. and international markets.

Mr. Mahady held significant leadership positions during his 30-year career with Wyeth Corporation, including as President, Wyeth Pharmaceuticals (2008 – 2009), and Senior Vice President, Wyeth Corporation (2002 – 2009), with responsibility to direct the worldwide operations of that company's $20 billion global pharmaceutical business. He retired from Wyeth in 2009. Since his retirement, Mr. Mahady served as Chairman of Lumara Health (formerly KV Pharmaceuticals) and as a member of the boards of directors of Albemarle, EKR Therapeutics and Strongbridge Biopharma. Mr. Mahady received his B.S. degree in Pharmacy from St. John's University College of Pharmacy and his M.B.A. in Pharmaceutical Studies from Fairleigh Dickinson University.

Bruce A. Peacock, age 65, has served as a member of our Board since September 2010. He also serves as Chairman of the Board’s Audit Committee and is a member of the Compensation and the Nomination and Governance Committees. Mr. Peacock brings to our Board extensive biotech and pharmaceutical experience, including financial expertise in debt, equity capital and alliance transactions. He also has significant experience in drug development, having led the effort to gain regulatory approval for several drug candidates in the United States and in other major markets worldwide. Mr. Peacock also has had responsibility for marketing, commercial and manufacturing operations.

Mr. Peacock has served as a Venture Partner with SV Life Sciences Advisers LLC since 2006. From August 2013 to September 2014, Mr. Peacock served as Chief Financial and Business Officer of Ophthotech Corporation, having served as Chief Business Officer since September 2010. Previously, he served as President and Chief Executive Officer of Alba Therapeutics; Chief Executive Officer and Director of The Little Clinic, a medical care services company; President and Chief Executive Officer and a Director of Adolor Corporation, a publicly-held biotechnology company; President, Chief Executive Officer and a Director of Orthovita Inc., a publicly-held orthopaedic biomaterials company; Executive Vice President, Chief Operating Officer and a Director of Cephalon Inc.; and Chief Financial Officer of Centocor Inc. Mr. Peacock serves as Co-Chairman of the Board of Alba Therapeutics and as a member of the boards of directors of the following publicly held biopharmaceutical companies: since September 2014, Dicerna Pharmaceuticals, Inc.; and since July 2014, Ocular Therapeutix. Mr. Peacock previously served as a member of the Board of Directors of AGTC Genetic Technologies Corporation (March 2015 - August 2016). Since 2012, Mr. Peacock has served as a member of the board of directors of Invisible Sentinel, Inc., since 2015, PanOptica, Inc. and, since 2016 CARMA Therapeutics, all three privately-owned companies. Mr. Peacock earned a bachelor’s degree in Business Administration from Villanova University and is a certified public accountant.

Marvin E. Rosenthale, Ph.D., age 83, has served as a member of our Board since 1998. He also serves as Chairman of the Board’s Nomination and Governance Committee and is a member of the Audit Committee. Dr. Rosenthale brings to our Board more than 50 years of management and executive experience in the pharmaceutical industry. In addition, since 1998, he has served as a member of the board of directors of nine pharmaceutical companies, which provides him a broad perspective of the customs, practices and strategic priorities of pharmaceutical companies in today’s challenging competitive and financial markets.

Prior to his retirement in 1999, Dr. Rosenthale served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc., having joined as Vice President in 1993. Previously, over a period of 16 years, Dr. Rosenthale served in a variety of executive positions at Johnson & Johnson, including Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute, and director of the divisions of pharmacology and biological research and Executive Director of Drug Discovery Research at Ortho Pharmaceutical. Dr. Rosenthale also served in various positions with Wyeth Laboratories. Dr. Rosenthale has served on the boards of directors of NuRx Pharmaceuticals Inc. (2008-2010) and Radiant Pharmaceuticals Corp. (formerly AMDL, Inc., 2000-2006). Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College, a M.Sc. in pharmacology from Philadelphia College of Pharmacy & Science and a B.Sc. in pharmacy from the Philadelphia College of Pharmacy & Science.

Required Vote and Recommendation

The directors are elected by a plurality of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, excluding broker non-votes. See “How are stockholder votes counted?”

The Board recommends a vote “FOR” each of the nominees set forth above.

_________________________________________

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings of the Board

The Board held four regular meetings and nine special meetings during the fiscal year ended December 31, 2016. Of the nominees, all directors attended either in person or by telephone at least 75% of the total number of meetings of the Board and the total number of meetings of Standing Committees of the Board on which they each served during 2016.

We do not have a formal policy regarding director attendance at the 2017 Annual Stockholders’ Meeting; however, it is expected that our directors will attend, schedules permitting. All of our directors attended the 2016 Annual Meeting.

Director Independence

The Board presently consists of five members, of whom Mr. Fraser also serves as our President and Chief Executive Officer. Presently, Messrs. Leone, Mahady and Peacock and Dr. Rosenthale are considered by the Board to be “independent” directors within the meaning of the rules of the SEC rules and the listing rules of The Nasdaq Marketplace.

Board Leadership Structure

Our Board is comprised of our President and Chief Executive Officer, who is not independent, and four independent directors. Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, and Nomination and Governance Committee. Each of these committees is comprised solely of independent directors. In particular, our Audit Committee is responsible for overseeing the management of risk and updates the full Board periodically.

Our Board has discussed the leadership structure of the Board and believes that our leadership structure and composition is not uncommon among biotech companies of comparable size and market capitalization. The Board believes that its leadership structure has been effective. We believe that our current structure, under which all committee members are independent directors, is the right form of leadership for us at this time. Our Board will continue to evaluate the leadership structure of the Board in light of changing circumstances and may make changes at such times as it deems appropriate. The individual members of the Board contribute to its deliberations both in Board and committee meetings, a broad range of experience in the key areas in which we engage, including financial management, investor relations, regulatory strategy, research and development, commercial planning, and manufacturing operations. With this breadth and depth of experience, we believe that our directors provide effective oversight of the risk management function, especially through the work of the Audit Committee.

Committees of the Board

Audit Committee

The Audit Committee of the Board is a standing committee of our Board and currently consists of Bruce A. Peacock (Chairman), Joseph M. Mahady and Marvin E. Rosenthale, Ph.D. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, and our compliance with the all related legal and regulatory requirements, including oversight of:

●	●the maintenance by management of the reliability and integrity of the Company’s accounting policies, financial reporting and disclosure practices, and tax compliance;
●	●the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company; and
●	●the establishment and maintenance by management of processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

In addition, the Audit Committee is responsible for, among other things, the appointment, compensation, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting), reviewing the range and cost of audit and non-audit services performed by our independent accountants, reviewing the adequacy of our systems of internal control, and reviewing all related party transactions. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all of our books, records, facilities and personnel. The Audit Committee also has the power to retain such legal, accounting and other advisors as it deems necessary to carry out its duties. The Audit Committee met four times during the fiscal year ended December 31, 2016. (See, our 2016 Form 10-K for additional information concerning the Audit Committee.)

Report of the Audit Committee (1)

The Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s annual report, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the review and discussion with management addressed management’s assessment as to the effectiveness of the Company’s internal controls over financial reporting and such other matters as are required to be discussed with the Audit Committee. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of such statements with generally accepted accounting principles in the United States. This review included a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee in accordance with the Public Company Accounting Oversight Board standards. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board standards, and has considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Bruce A. Peacock, Chairman

Joseph M. Mahady

Marvin E. Rosenthale, Ph.D.

(1) The material in this report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference into a document filed with the SEC.

Compensation Committee

The Compensation Committee of the Board is a standing committee and currently consists of Joseph M. Mahady (Chairman), John R. Leone and Bruce A. Peacock. The Board has adopted a written Compensation Committee Charter. The composition and responsibilities of the Compensation Committee, as reflected in its Charter, are intended to be in accordance with applicable rules of the SEC for corporate compensation committees. All members of the Compensation Committee are “independent” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace.

The primary duties of the Compensation Committee include:

●	review with management our compensation policies relating to executive and general compensation, including but not limited to cash bonus compensation, and equity and other incentive plans;
●	review and discuss with management at least annually our corporate goals and objectives relating to compensation of executive officers and other senior officers;
●

evaluate performance of the CEO and other executives and review the CEO’s recommendations of the other senior officers in light of our goals and objectives and, based on that evaluation, determine the compensation of the CEO and other executive officers;

●	engage and meet with independent compensation consultants as it deems necessary and appropriate to carry out its responsibilities;
●	review and approve compensation arrangements for executive officers and other senior officers, including employment, severance and change in control agreements and any supplemental benefits;
●	oversee key employee benefit programs, policies and plans relating to compensation and, where deemed appropriate, programs, policies and plans relating to our other employees;
●	review, approve, and establish guidelines for the compensation of our directors; and
●	review and discuss with management our annual report and proxy statement with respect to executive compensation matters.

The Compensation Committee has the full authority of the Board, in its place and stead, to discharge its obligations under the Compensation Committee Charter. In its discretion, it may confer with, and consider the recommendations of, management in establishing compensation policies and in approving the amount of, and the form of compensation for executives. The Compensation Committee may also form, and delegate its authority to, subcommittees or other committees of the Board and to management when deemed appropriate. In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate. The Compensation Committee holds meetings in conjunction with the regular meetings of the Board and has met separately and in informal executive session to ensure that our compensation policies are aligned with and support the goals of the business. The Compensation Committee met formally six times during the fiscal year ended December 31, 2016.

Nomination and Governance Committee

The Nomination and Governance Committee currently consists of Marvin E. Rosenthale, Ph.D. (Chairman), Bruce A. Peacock, and John R. Leone. The Board has adopted a written Nomination and Governance Committee Charter. The composition and responsibilities of the Nomination and Governance Committee, as reflected in its Charter, are intended to be in accordance with applicable rules of the SEC for corporate nominating committees. All members of the Nomination and Governance Committee are deemed to be independent.

The Nomination and Governance Committee has the authority to designate the nominees to stand for election as director at each annual meeting of the stockholders and to fill vacancies on the Board occurring between annual meetings. Other duties of the Nomination and Governance Committee include:

●

evaluate annually the composition and organization of the Board and its committees in light of applicable rules and regulations, including but not limited to the any exchange listing requirements, and make recommendations to the Board;

●

determine criteria for selection of members of the Board, the Chairman of the Board, and members of the committees, and ensure that our Board members as a group represent a reasonable balance of professional, business and financial expertise and personal backgrounds;

●	evaluate and recommend to the Board a nominee to serve as Chairman of the Board, directors to serve on the committees of the Board, and directors to serve as chairmen of such committees;
●

review and evaluate annually the performance of individual Board members proposed for reelection and make recommendations to the Board regarding the appropriateness of each director’s standing for reelection, and, at such other times as are appropriate, review and evaluate the conduct of a particular Board member, and, if deemed necessary, recommend to the Board such action, including termination of membership, in accordance with any applicable code of conduct or ethics or any corporate governance principles or guidelines adopted by the Board, for cause or other reason;

●

review, evaluate and approve all nominees for election to the Board, verify their qualifications, experience and fitness for service, assess their individual profiles against the mix of skills, strengths and expertise of current Board members, and determine their willingness to serve as a director;

●	identify, evaluate and approve nominees for election to the Board upon the resignation, removal of directors from the Board or creation of other vacancies;
●	identify, evaluate and approve a slate of nominees for election to the Board at the Annual Meeting of Stockholders;
●

evaluate all nominees submitted by stockholders for election to the Board, determine if such submissions comply with our Amended and Restated By-Laws (“By-Laws”) and all applicable rules and regulations, and, if such candidates meet the criteria established by the Nomination and Governance Committee, in its sole discretion, approve such nominees for election at the next Annual Meeting of Stockholders; and

●

evaluate all stockholder proposals submitted to us, determine if such submissions are in compliance with the By-Laws and all applicable rules and regulations, and recommend appropriate action on each proposal to the Board.

The Nomination and Governance Committee considers candidates for director nominees that may be identified by the committee, or proposed by directors, executive officers and stockholders). The Nomination and Governance Committee has in the past retained a leading global retained executive search firm to assist the Board in identifying and evaluating director candidates who could bring appropriate expertise to complement the skills of current members of the Board and provide guidance and market knowledge to our initiatives. The committee continues to explore potential Board candidates, including those previously identified through a search firm as well as those that have been identified since by a member of the Board or management, or by third parties to members of the Board or management. In addition, in late 2015, the Nomination and Governance Committee retained an executive search firm to assist in recruiting for us a new President, Chief Executive Officer and member of the Board. The Committee met formally once during the fiscal year ended December 31, 2016.

The Nomination and Governance Committee seeks candidates for our Board who will complement the Board and provide it with diversity of expertise, experience and perspectives (functional, cultural and geographic). In selecting nominees, the Nomination and Governance Committee assesses the independence, character, relevant expertise and experience of candidates and endeavors collectively to establish within the Board areas of core competencies, such as business judgment, management, accounting and finance, industry knowledge and leadership, strategic vision, and knowledge of domestic and international markets. The Board also may seek nominees who are widely recognized as leaders in the fields of medicine or the biological sciences, with scientific and development (drug products and medical devices) expertise. Additional important criteria include personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for, attend meetings, and participate effectively as a member of the Board. Consideration is also given to whether the qualifications of a potential nominee complement and supplement the skills of existing members of the Board.

Availability of our Audit, Compensation and Nomination and Governance Committee Charters

A current copy of our Audit Committee Charter, Compensation Committee Charter, and the Nomination and Governance Committee Charter are available on our website at http://www.windtreetx.com. Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation for his services. Directors who are also employees are not compensated separately for serving on the Board or any of its committees. On June 9, 2015, the Compensation Committee and Board approved annual cash compensation for non-employee directors as follows: (i) $8,750 per quarter for all directors other than the Chairman of the Board, and $15,000 per quarter for the Chairman of the Board; (ii) $3,750 per quarter for the director who served as Chairman of the Audit Committee; (iii) $2,500 per quarter for the director who served as Chairman of the Compensation Committee; (iv) $1,875 per quarter for the director who served as Chairman of the Nomination and Governance Committee; (v) $1,750 per quarter for each director who served as a non-Chairman member of the Audit Committee; (vi) $1,250 per quarter for each director who served as a non-Chairman member of the Compensation Committee; and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the Nomination and Governance Committee. In addition, in order to better align the interests of our Board with our stockholders, the Compensation Committee considers and recommends to the Board long-term equity compensation. On August 4, 2016, in addition to approving retainers for the following year in the amounts authorized under the June 9, 2015 resolutions, the Compensation Committee approved an award to each non-employee director of options to purchase our common stock and restricted stock units as set forth in the table below. These awards, which were issued pursuant to the 2011 Plan, were approved after due consideration of the practices of other similarly situated biotechnology companies in providing equity compensation to their non-employee directors. The foregoing annual compensation amounts and equity awards will remain in effect until superseded. The Compensation Committee plans to conduct a review of peer company director compensation practices periodically, including before considering changes to our director compensation policy and amounts in the future.

The following chart summarizes the cash and non-cash compensation paid to our non-employee directors during the year ended December 31, 2016. To improve readability, the following columns have been removed from the table, as there is no reportable information with respect to these items: “Non-Equity Incentive Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total

John R. Leone	$69,000	$8,000	$18,960	$95,960
Joseph M. Mahady	52,000	8,000	18,960	78,960
Bruce A. Peacock	59,000	8,000	18,960	85,960
Marvin E. Rosenthale, Ph.D.	49,500	8,000	18,960	76,460

(1)

Represents the grant date fair value of the stock award, equivalent to the closing stock price on the grant date, computed in accordance with Accounting Standards Codification (ASC) Topic 718.  On August 4, 2016, the Compensation Committee approved stock awards for each director of 4,348 restricted stock units. All restricted stock units awarded in 2016 vest in full on the first anniversary of the grant.

(2)

Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718 "Stock Compensation" (ASC Topic 718).  The assumptions that we utilized are described in Note 11 - Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2016.  The amounts reported in this column have not been paid to, nor realized by, the director.  On August 4, 2016, the Compensation Committee approved grants for each director of options to purchase 15,000 shares with an exercise price of $1.84.  These options vest in full on the first anniversary of the grant.  All options have a term of 10 years.

In addition to the items included in the foregoing chart, directors are entitled to reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board committee meetings and related activities.

Pursuant to our Certificate of Incorporation, we indemnify our directors to the maximum extent permissible under the General Corporation Law of the State of Delaware. In addition, we have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and our Amended and Restated By-Laws (“By-Laws”). These agreements were updated and re-executed in January 2016.

PROPOSAL 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board, acting upon the recommendation of the Audit Committee, reappointed the firm of Ernst & Young LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2017.

Although action by the stockholders in this matter is not required under the General Corporation Law of the State of Delaware, the Board believes that it is appropriate to seek stockholder action regarding this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Audit, Audit Related, Tax and Other Accountant Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, fees for the review of quarterly reports on Form 10-Q during these periods and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category:	Fiscal 2016	% of Total	Fiscal 2015	% of Total

Audit Fees	$350,000	80%	$375,000	77%
Audit-Related Fees	59,000	13%	75,000	15%
Tax Fees	30,000	7%	40,000	8%
Total Fees	$439,000	100%	$490,000	100%

Audit Fees are fees that we paid to Ernst & Young LLP for the audit of our annual consolidated financial statements and the review of the consolidated financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees are fees for services related to registration statements and other offering memoranda and accounting consultation.

Tax Fees consisted of tax compliance/preparation and other tax services. No portion of these Tax Fees is related to financial information or operational system design or implementation services.

The Audit Committee has considered whether the provision of all other services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP and has concluded that Ernst & Young LLP is independent.

Pre-Approval Policies

The Audit Committee pre-approves specified audit and non-audit services prior to the engagement of our independent registered public accounting firm. With respect to other audit and non-audit services, the Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our Chief Financial Officer monitors the performance of all services rendered by our independent auditors, determines whether such services are within the list of pre-approved services and informs the Audit Committee on a timely basis of any such services.

On an ongoing basis, our Chief Financial Officer, together with our independent registered public accounting firm, is responsible to submit to the Audit Committee all requests for approval of services that require a specific pre-approval. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and voting on the proposal at the Annual Meeting will be required to approve this Proposal 2.

The Board recommends a vote “FOR” proposal 2.

______________________________________

PROPOSAL 3

PROPOSAL TO AMEND THE 2011 PLAN

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

AVAILABLE FOR ISSUANCE UNDER THE PLAN

The Board has adopted, declared advisable and directed to be submitted to our stockholders an amendment (the “Plan Amendment”) to the 2011 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 750,000 from 1,978,572 shares to 2,728,572 shares. Capitalized terms used in this Proposal are defined in the 2011 Plan. A description of the 2011 Plan follows this Proposal, and the form of the 2011Plan as amended by this Proposal 3 is attached to this Proxy Statement as Appendix I.

Our Board believes that equity incentives are a powerful, necessary and desirable component of our compensation strategy. The purposes of our long-term incentive plans include to align the interests of our management and employees with those of our stockholders, encourage selected key employees, directors and consultants to acquire a proprietary interest in our future growth and performance, provide increased incentives to contribute to our future success and prosperity, thereby potentially enhancing our value for the benefit of our stockholders, and support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend. As of April 30, 2017, 271,000 shares currently are available for new grants under the 2011 Plan and not otherwise reserved.

Instead of seeking approval for a large number of shares at any one time, we believe that it is preferable to seek approval of fewer shares on a more frequent basis. For example, in 2016, we requested additional shares that we expected would cover our needs through the anticipated 2017 annual grants. Consistent with this approach, we are requesting approval for that number of additional shares that we believe, when taken together with the currently available shares, would be sufficient to support our needs for approximately the following 12 to 18 months. Accordingly, the Board has directed that we seek stockholder approval to increase the number of shares available for issuance under the 2011 Plan by 0.75 million shares, from 1.98 million shares to 2.73 million shares.

If approved by stockholders, the Plan Amendment would amend Section 4(a)(i) of the 2011 Plan to read in its entirety as follows:

“(i) Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) two million seven hundred twenty-eight thousand five hundred seventy-two (2,728,572), plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.”

Background

The 2011 Plan was approved by our stockholders in October 2011 with 3.7 million shares available for issuance. Our Board approved amendments to increase the number of shares available for issuance under the plan in 2012, 2013 and 2014, each of which was approved by our stockholders. On January 21, 2016, our stockholders approved (i) an amended and restated 2011 Plan for purposes of Section 162 of the Internal Revenue Code (the “Code”) for an additional five years, (ii) a share consolidation, or reverse split of our Common Stock, which was implemented by our Board at a ratio of 1-for-14, and (ii) an increase in the number of post-split shares available for issuance under the 2011 Plan by 1,071,429 shares to 1,978,572 shares (post split). As a result, an aggregate of approximately 1.98 million shares of our common stock (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures, plus the number of shares that remained available for issuance under the 2007 Plan when the 2011 Plan became effective, plus any shares returnable to the 2007 Plan due to expirations and forfeitures) currently are authorized for issuance under the Plan. As of April 30, 2017, 271,000shares currently are available for new grants under the 2011 Plan and not otherwise reserved.

The Compensation Committee believes that the 2011 Plan is a key strategic component of our compensation policies. To better inform its judgment and assure that its compensation strategy is both competitive and within industry custom and practice, the Committee periodically seeks advice from an independent compensation consultant to confirm current grant practices in the industry and also reviews information that is publicly available about the compensation practices of comparable life sciences companies that are similarly situated and that compete with us for talent. The Committee also recognizes the important role that equity incentives play to attract and retain and motivate and reward our management team, other key employees and consultants. As such, the Committee generally has granted annual awards of options to purchase shares of Common Stock to our management team and key employees. In addition, the Board also has awarded to our four non-employee directors annual options to purchase Common Stock as well as restricted stock units. In addition, the Committee in the past has authorized new director initial option grants and is expected to do so when appropriate in the future.

To be successful with AEROSURF and other potential KL4 surfactant product candidates, we depend upon our executive and management personnel to define and execute our strategic plan. To support our AEROSURF and other potential KL4 surfactant development programs, we also require experienced professionals in drug development, device development, and clinical program design and management. To attract and retain these key management and professional and scientific employees, equity incentives generally are a necessary component of any employment offer and annual compensation package. Accordingly, the Committee has adopted a practice of awarding options annually to management and to other key employees. In doing so, the Committee takes into account information concerning market practices as well as an assessment of our individual performance and our success in achieving our corporate goals. The committee also has authorized new-hire equity incentives.

In February 2016, the Compensation Committee granted stock option awards under the 2011 Plan to members of management and other key employees totaling approximately 0.2 million shares with an exercise price of $2.33 per share. In addition, in February 2016, in connection with the hiring of Mr. Fraser, our President and Chief Executive Officer, the Committee awarded him an inducement grant, outside of the 2011 Plan and under Nasdaq rules, for 204,863 shares of Common Stock with an exercise price of $2.33 per share. In July 2016, the Compensation Committee granted stock option awards to members of management and other key employees totaling approximately 0.3 million shares with an exercise price of $1.77 per share. In assessing the 2016 awards, the Committee took into account that the overall value of management’s cumulative equity incentives were significantly devalued by the 2016 reverse split and that management’s equity participation in the Company was not in line with the equity participation of similarly situated companies. Accordingly, the Committee made increased awards and planned periodically to further assess with a view to restoring management’s and key employees’ equity incentives to a level that the Committee deems appropriate and in line with other similar companies in the industry and with which we compete for talent. The Committee believes that such adjustments are warranted, prudent and necessary to retain key talent as we advance the AEROSURF development program and potentially pursue other KL4 surfactant pipeline products.

In approving the Plan Amendment and recommending it to our stockholders, the Board also considered the following factors:

●

For the three years ended December 31, 2016, the average annual rate of options issued under the 2011 Plan as a percentage of the weighted average shares of Common Stock outstanding was 4.78%, compared to the estimated industry standard of 5.62% as reported by ISS Proxy Advisory Services (2014);

●

As of April 30, 2017, the outstanding options held by our current directors and executive officers represent 8.3% of our outstanding shares of Common Stock and 4.1% of the combined outstanding shares of Common Stock and shares issuable upon exercise or conversion of pre-funded warrants and convertible preferred stock. These options have a weighted average exercise price of $5.83 and a weighted average remaining term of 8.7 years;

●

As of April 30, 2017, the outstanding options held by our current directors, executive officers, management and employees represent 18.8% of our outstanding shares of Common Stock and 9.4% of the combined outstanding shares of Common Stock and shares issuable upon exercise or conversion of pre-funded warrants and convertible preferred stock. These options have a weighted average exercise price of $6.59 and a weighted average remaining term of 9.0 years;

●

As of April 30, 2017, approximately 271,000 shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures), representing 2.8% of our outstanding shares, are available for future grant under the 2011 Plan;

●

If the Plan Amendment is approved, the total shares under existing awards and shares available for grant under the 2011 Plan will represent approximately 30.3% of our outstanding shares of Common Stock and 15.1% of the combined outstanding shares of Common Stock and shares issuable upon exercise or conversion of pre-funded warrants and convertible preferred stock, of which approximately 67.1% are issued and outstanding and 32.9% remain available for future grant.

If the Plan Amendment is not approved by our stockholders, the shares currently available may not be sufficient to retain the talent and expertise on which we depend to accomplish our long-term goals. If we are unable to retain the talent and expertise on which we rely, and attract new talent, both management and professional, that we require, we may be unable to meet our long-term objectives, which would adversely affect our business, development programs and long-term prospects. The Board recommends that our stockholders approve the Plan Amendment.

If the Plan Amendment is not approved by our stockholders, we will continue to use the 2011 Plan. However, given that we likely will have insufficient shares available for issuance to cover our anticipated needs, we may be required to significantly increase the cash component of our compensation programs in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards may not only misalign the interests of our management with the interests of our stockholders, it also could accelerate our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our business.

Summary

The 2011 Plan is our sole active plan for providing equity-based incentives to our executives, key employees and consultants. The Board believes that the Plan Amendment is in the best interest of our stockholders and is necessary to ensure that we can continue to grant equity incentives at levels deemed by the Compensation Committee and the Board to be both appropriate and competitive.

New Plan Benefits

The amounts of individual future grants and the future grantees under the 2011 Plan, as amended by the Plan Amendment, are not determinable at any time as awards under the 2011 Plan will be granted in the sole discretion of the Compensation Committee. We cannot determine either the specific persons who may receive awards or the amount or types of any such awards. If the Plan Amendment had been in effect during the fiscal year ended December 31, 2016, we believe that it is likely that no additional awards would have been made.

As of May 12, 2017, the closing market price per share of our Common Stock on the OTCQB (symbol: WINT) was $_____.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast with respect to the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal will be required to approve Proposal 3.

The Board RECOMMENDS THAT the stockholders vote “FOR” thE PLAN AMENDMENT.

______________________________________

PROPOSAL 4

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

TO 120 MILLION SHARES

The Board, subject to approval of our stockholders, has authorized an amendment (the “Share Amendment”) to our Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 60 million to 120 million. The Board has adopted, declared advisable and directed to be submitted to the stockholders the proposed Share Amendment to amend the first paragraph of Article FOUR thereof to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000, consisting of 120,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).”

The additional Common Stock to be authorized by adoption of the Share Amendment would have rights identical to our currently outstanding shares of Common Stock. The number of authorized shares of our preferred stock (“Preferred Stock”) will not be affected by the Share Amendment and will be maintained at five million. The Share Amendment would become effective in accordance with the terms of a Certificate of Amendment to our Certificate of Incorporation filed with the Secretary of State of the State of Delaware following approval by our stockholders.

Purpose of the Share Amendment

We currently anticipate that our available cash resources will be sufficient to fund our activities through the anticipated completion of our AEROSURF phase 2b clinical trial in mid-2017. However, following completion of the phase 2b program, we will require significant additional capital to, among other things, support our operations, fund our continuing AEROSURF development activities and be in a position to pursue potential strategic alliances and other strategic opportunities. We also will require additional capital to pay the initial $12.5 million principal installment under our $25 million secured loan with affiliates of Deerfield Management Company, L.P. (Deerfield), which is payable in February 2018.  Of the 60 million shares of Common Stock authorized for issuance under our Certificate of Incorporation, as of April 30, 2017, there are approximately 34.0 million shares either issued and outstanding or reserved for future issuance upon conversion of preferred stock or exercise of outstanding prepaid warrants and warrants, under our equity incentive plans, our 401(k) benefit plan, and approximately 26.0 million shares available for issuance.

The following table presents the utilization of our authorized shares as of April 30, 2017:

(in thousands)

Authorized common stock shares	60,000

Common stock shares outstanding	9,734

Reserved for future issuance:
Convertible preferred stock	6,949
Warrants	15,305
Stock options	1,931
401(k) plan	111
Common stock shares outstanding or reserved for future issuance	34,030

Percent of total authorized shares	57%

Remaining authorized common stock shares	25,970

Percent of total authorized shares	43%

Based on the closing market price per share on May 12, 2017 ($____), under current market conditions, we expect that we might be able raise $__-$__ million from an offering of the remaining 26 million shares available for issuance, which our Board believes is wholly inadequate to advance our post-phase 2b AEROSURF development activities, fund our operations beyond 2017, and satisfy our current Deerfield debt obligations.

After we complete the AEROSURF phase 2b clinical trial in mid-2017, we plan to seek the additional capital we require through all or a combination of (i) strategic transactions, including potential alliances and collaborations focused on markets outside the U.S., as well as potential combinations (including by merger or acquisition) or other corporate transactions; and (ii) through public or private equity offerings.  We believe that it is very important to have an adequate number of shares available to pursue one or more of these opportunities to secure long-term financial stability as we advance our AEROSURF development program.  It is for this reason that the Share Amendment is a critical element of our strategic and business planning.

Summary

Since our Board believes that it is prudent and necessary to have sufficient capital stock to meet our foreseeable obligations and it is critical to have flexibility to respond to potential strategic opportunities, it has directed that we submit Proposal 4 to our stockholders for approval to increase the number of authorized shares of Common Stock from 60 million to 120 million.

As we execute on our corporate strategies, we may need or be required to issue shares (i) in connection with any potential strategic alliance, licensing or collaboration agreement or other strategic transaction (including by merger, acquisition or other corporate transaction), (ii) to meet our ongoing working capital requirements, (iii) to fund our continuing AEROSURF clinical program, including potential additional development activities necessary to complete preparation for a potential AEROSURF phase 3 clinical program (including without limitation with respect to regulatory strategy, drug and device manufacturing, clinical site identification and preparation, and training), (iv) to service our debt obligations, including Deerfield, (v) to continue providing equity incentives pursuant to our equity incentive plans, as may be needed to attract and retain key management and professional and scientific personnel, and to have shares available for issuance upon exercise of options (vi) to fund our company match in shares under our 401(k) Plan, and (vii) for general and other strategic and corporate purposes. Such transactions may involve the issuance of securities (a) registered under the Securities Act in connection with a private or public offering, or (b) pursuant to exemptions from registration requirements of the Securities Act. Securities issued pursuant to exemptions from registration may be subject to registration rights agreements to enable the holders to sell into the public market. Although there are presently no confirmed plans, arrangements or understandings with respect to any specific transaction that would result in the issuance of any of the shares of our Common Stock that would become available for issuance if the Share Amendment were approved, we continue to seek to engage in discussions with potential strategic and financial partners.

Potential Effects of the Share Amendment

The Share Amendment will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock. However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an effect on the potential realizable value of a stockholder’s investment.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

If Proposal 4 is not approved, we may be unable to enter into transactions that require the issuance of Common Stock, which could include strategic alliances, collaboration arrangements and other strategic transactions, or have insufficient Common Stock to fund our activities through additional financings without first seeking stockholder approval, a process that would require a special meeting of stockholders, is time-consuming and expensive and could impair our ability to efficiently raise capital when needed, if at all. If our stockholders do not approve Proposal 4 by the required vote, we will not have access to the additional authorized shares of Common Stock and will likely be forced to further limit our AEROSURF development activities, in particular with respect to achieving readiness for our planned phase 3 clinical trial, but potentially with respect to the entire development program. If we do not have a sufficient number of authorized shares to enable us to secure additional capital, we may not have sufficient cash flow and liquidity to fund our further development activities, which could significantly limit our ability to continue our operations. Ultimately, we may be forced to curtail all of our activities and potentially could be forced to cease operations.

No appraisal rights: Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights in connection with the filing of an amendment to the Certificate of Incorporation to implement the Share Amendment and we will not independently make those rights available to our stockholders.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve the Share Amendment. Since approval requires a majority of shares outstanding, an abstention will have the effect of a vote cast against the proposal. It is likely that, for this Proposal to be approved, we will need the affirmative vote of a substantial number of stockholders attending the Annual Meeting in person or by proxy.

The Board recommends that the stockholders vote

“FOR” the approval of the Share Amendment.

_________________________________________

PROPOSAL 5

ADVISORY VOTE ON THE COMPENSATION

OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, stockholders have an opportunity to cast an advisory, non-binding vote on the compensation program for our Named Executive Officers, as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give stockholders the opportunity to endorse or not endorse our executive compensation policies and amounts paid.

The Compensation Committee believes that our executive compensation program has been implemented in a manner consistent with and achieves the goals of our executive compensation philosophy as described in this Proxy Statement.

Vote Not Required for Approval.

This vote on executive compensation is advisory in nature and is not binding on, and does not overrule, any decisions of the Board, nor will it create or imply any additional fiduciary duties on the Board or directors. In the event that a majority of the votes cast is against the executive compensation program as described in this Proxy Statement, the Compensation Committee will consider the vote when evaluating decisions on executive compensation in the coming year. Any proxy received that does not include instructions with respect to this Proposal 5 will be voted in accordance with the Board’s recommendation. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

At the 2013 Annual Meeting of Stockholders held on June 11, 2013, the stockholders voted and indicated, on an advisory basis, a preference to hold a "Say-on-Pay" advisory vote annually. In line with the stockholders’ wishes, the Board thereafter determined to hold "Say-on-Pay" advisory votes annually. Accordingly, the next "Say-on-Pay" stockholder advisory vote following the "Say-on-Pay" vote at this 2017 Annual Meeting of Stockholders will occur at the 2018 Annual Meeting of Stockholders, assuming that the Board does not modify its policy on the frequency of "Say-on-Pay" voting in the interim. Under SEC rules, we must hold an advisory vote on the preferred timing for "Say-on-Pay" stockholder votes not less than once every six years. Accordingly, the next advisory vote on the frequency for "Say-on-Pay" stockholder votes, whether every one, two or three years, will be held no later than at the Company's 2019 Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

_________________________________________

OTHER BUSINESS

The Board is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

Interest of certain persons in the MATTERS TO BE VOTED UPON

None of the nominees for election as director, our executive officers or any associate of a nominee or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter included in the Proposals to be acted upon at the Annual Meeting.

EXECUTIVE OFFICERS

Information about our executive officers, including their names and positions with us, and their ages, work history and education, are set forth in our Form 10-K, which is a part of our Annual Report to Stockholders being delivered to stockholders together with this proxy statement. The Board approves the election of officers annually and such officers serve until the meeting of the Board following the next annual meeting of stockholders and, if applicable, until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among directors or executive officers of the Company.

Compensation Policy

We are filing this Proxy Statement under scaled disclosure requirements applicable to Smaller Reporting Companies under SEC regulations. As such, we will not provide a full Compensation Discussion and Analysis over the signatures of the Compensation Committee. Instead, we are providing this brief summary to explain our approach to compensation and compensation practices.

To be successful, we seek to attract the best talent available and reward our executive officers and employees for performance that drives value for our stockholders. We seek to provide competitive total compensation packages to attract, retain, and motivate qualified executives and employees while at the same time conserve our capital resources and maintain flexibility to respond to unplanned events, cash flow constraints and new developments. Our Compensation Committee annually reviews “peer” companies to gain insight into compensation practices in our industry, but does not benchmark or target an individual executive’s compensation against peer companies. In establishing executive compensation, it also considers the recommendations of management, which may propose metrics for consideration by the Committee. The Compensation Committee generally will overweight progress in achieving corporate objectives over individual performance metrics and may consider additional factors such as teamwork skills and leadership qualities.  To better manage our cash outflows, the Compensation Committee also may emphasize non-cash components of compensation over cash components.

Our Named Executive Officers are paid a base salary and are eligible for an annual bonus based on a target percent of base salary and an annual equity award under our 2011 Long-Term Equity Plan. The annual bonuses and equity awards are discretionary and awarded by the Compensation Committee, if at all, in its sole discretion. Throughout 2016, we focused our efforts on the advancement of the AEROSURF phase 2 clinical programs. However a number of initiatives took longer than anticipated and as a result, certain clinical and other objectives were not satisfied within the targeted time lines. Given our limited cash resources and the consequent delays in availability of clinical data, no annual bonuses were paid to executive management with respect to 2016.

To assess whether to grant awards to Named Executive Officers under our 2011 Long-Term Incentive Plan, the Compensation Committee assessed the rates at which peer companies used equity to compensate Named Executive Officers. Given the then-current value of outstanding option awards, the awards granted to Named Executive Officers in 2016 were intended in part to begin to restore long-term equity value and align the interests of our Named Executive Officers with our stockholders.

SUMMARY COMPENSATION TABLE

The following table summarizes, for the years 2016 and 2015, the compensation of (1) each individual who served as our principal executive officer at any time during 2016 and (2) the two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers on December 31, 2016 ranked by their total compensation for the fiscal year ended December 31, 2016, to whom we collectively refer herein as our “Named Executive Officers.”

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Stock Award,” “Non-Equity Incentive Plan Compensation” and “Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award ($)(1)	All Other Compensation ($)(2)		Total ($)

Craig Fraser
President and Chief Executive Officer	2016	$381,017	$-	$376,564	$6,237		$763,818

Steven G. Simonson, M.D.
Senior Vice President and	2016	329,167	-	87,567	12,000		428,734
Chief Medical Officer	2015	315,000	100,000	242,633	18,001		675,634

John A. Tattory
Senior Vice President,	2016	288,150	-	67,559	8,100		363,809
Chief Financial Officer and Treasurer	2015	265,850	77,000	132,345	10,875		486,070

John G. Cooper
Former President and	2016	34,849	-	225,417	667,513	(4)	927,779
Chief Executive Officer (3)	2015	400,000	150,000	308,805	18,001		876,806

(1)

Represents the grant date fair value of the stock options computed in accordance with Accounting Standards Codification (ASC) Topic 718 "Stock Compensation" (ASC Topic 718). The assumptions that we utilized are described in Note 11, Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2016. The amounts reported in this column have not been paid to, nor realized by, the Named Executive Officer. In connection with his hiring on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Rule 5635(c)(4) of The Nasdaq Marketplace in the form of an option to purchase 204,863 shares of our common stock, representing 2.5% of our outstanding shares, at an exercise price of $2.33 per share, which was the closing price on February 2, 2016 and the price next determined after approval of the grant.  These options vest in three equal installments on the next three anniversary dates of the grant, provided that Mr. Fraser remains employed with us throughout the period.  The option has a term of 10 years. Although issued outside the 2011 Plan, the option is subject to terms and conditions that are generally consistent with the 2011 Plan and the form of option agreement in effect thereunder. The Compensation Committee approved grants to Dr. Simonson and Mr. Tattory on February 2, 2016 for 35,714 and 23,214 shares, respectively, each with an exercise price of $2.33. The Compensation Committee approved grants to Mr. Fraser, Dr. Simonson and Mr. Tattory on July 28, 2016 for 40,000, 25,000 and 25,000 shares, respectively, each with an exercise price of $1.77. The Compensation Committee approved grants to Dr. Simonson, Mr. Tattory and Mr. Cooper, on March 27, 2015 for 19,643, 10,714 and 25,000 shares, respectively, each with an exercise price of $16.38. All options vest in three equal annual installments beginning with the first year anniversary of the date of grant. All options have a term of 10 years.

Also, in accordance with Mr. Cooper's executive employment agreement, upon termination of his employment, his Executive Equity Awards continue to vest for a period of 18 months, and will be exercisable for a period of 36 months after the date of termination. An additional incremental fair value was computed as of January 31, 2016 for Mr. Cooper, reflecting the modification of the award for the required service period.

(2)

The reported amount reflects the Company match under the Company's 401(k) Plan, except for Mr. Cooper in 2016 (See Note (4) below). During 2016 and 2015, as applicable, the aggregate perquisites and other personal benefits afforded to each Named Executive Officer was less than $10,000, calculated as the incremental cost of providing such benefits to each Named Executive Officer, in accordance with SEC disclosure rules. This amount does not include the cost of medical and health benefits, as such benefits are available to all of our employees. See also, "- Retirement Benefits," and "- Executive Employment Agreements."

(3)	Mr. Cooper resigned his position effective January 31, 2016.

(4)	The reported amount reflects amounts paid to Mr. Cooper in accordance with his Executive Employment Agreement - Severance ($550,000); Accrued Vacation ($117,513).

Executive Employment Agreements

On March 26, 2013, the Compensation Committee approved a form of executive employment agreement (the “Executive Agreements”) for senior executive officers. These agreements had an initial term expiring on March 31, 2015. In December 2014, we entered into amendments to the Executive Agreements to eliminate automatic acceleration of outstanding equity awards upon a change in control and to extend the term of the agreements two years through March 31, 2017. The following describes the key terms of the Executive Agreements, including for Messrs. Fraser and Tattory and Dr. Simonson, as in effect on December 31, 2016.

●

The Executive Agreements were effective February 1, 2016 for Mr. Fraser, April 1, 2014 for Mr. Tattory and December 19, 2014 for Dr. Simonson. Mr. Fraser’s agreement is effective until terminated. For Mr. Tattory and Dr. Simonson, beginning on April 1, 2017, the Compensation Committee or an executive may determine not to renew an agreement and provide notice of non-renewal to the other party at least 90 days prior to the expiration date.  Since no such notice was provided, the term of the Executive Agreements has automatically been extended for two additional years, until March 31, 2019. The Executive Agreements include a 12-month post-employment noncompetition agreement, an 18-month non-solicitation agreement, and provide for confidentiality and the assignment to us of all intellectual property. Mr. Fraser’s base salary on the effective date of his agreement was $415,000. Effective in February 2016, the base salaries of Mr. Tattory and Dr. Simonson were increased to $290,000, and $330,000, respectively. Effective March 1, 2017, the base salaries of Messrs. Fraser and Tattory and Dr. Simonson were increased to $427,450, $318,375 and $339,075, respectively. Each executive has a target annual bonus (“Annual Bonus Amount”), which is a percent of base salary and is awarded at the discretion of the Compensation Committee. The Annual Bonus Amount for Mr. Fraser is 50%, and for each of Mr. Tattory and Dr. Simonson, 30%, of such individual’s base salary.

●

Upon termination by us without Cause or by the executive for Good Reason (in each case as defined in the Executive Agreements), in addition to any amounts or benefits that are due under any of our vested plans or other policy, and on the condition that the executive enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, each executive will be entitled to: (i) a pro rata bonus equal to a percentage of the executive’s Annual Bonus Amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days the executive was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination; (ii) a severance amount equal to the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”); and (iii) all vested stock options, restricted stock grants and other similar equity awards held by the executive (“Executive Equity Awards”) shall continue to be exercisable during the Severance Period. In addition, during the Severance Period, if the executive elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), we will continue to pay our costs of the executive’s and his or her dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which the executive and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under our plans, and provided further, that our obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach.

●

Upon termination in connection with a Change of Control (as defined in the Executive Agreements), in addition to the benefits that arise upon a Change of Control (discussed below) and any benefits that are due to an executive under any vested plans or other policies, the executive shall be entitled to: (i) a pro rata bonus equal to the executive’s Annual Bonus Amount and prorated for the number of days the executive was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all Executive Equity Awards shall accelerate and become fully vested and any restrictions under restricted stock agreements will be lifted. In addition, if the executive elects to continue medical benefits through COBRA, for a period of 18 months, we will continue to pay our costs of the executive’s benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase coverage that is substantially equivalent to the coverage available to comparable active employees on the date of termination, reduced by the amount that would be paid by comparable active employees, provided that our obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach. If the foregoing payments shall be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will automatically be reduced to the extent and in the manner provided in the Executive Agreements.

●

Upon a Change of Control and assuming the executive remains employed, (i) the term of the Executive Agreements (if shorter) shall be automatically extended until the second anniversary of the date of the Change of Control; and (ii) during the remaining term of the Executive Agreements (as extended), and provided that an executive is employed on the last day of a fiscal year ending in that period, the executive will be entitled to an annual bonus at least equal to the Annual Bonus Amount, payable no later than March 15 in the next succeeding fiscal year.

We do not currently have a policy providing for recovery of discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Executive Separation Agreements

Effective February 1, 2016, we terminated the employment of our former President and Chief Executive Officer (“Former CEO”). Pursuant to his Executive Agreement dated April 1, 2013, as amended December 29, 2014, he was entitled to receive the benefits outlined above under the caption “Executive Employment Agreements” with respect to a termination without Cause except as follows: (i) the Former CEO’s severance amount equaled 1.5 times the sum of his base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, (ii) the Severance Period was 18 months, and (iii) all of the Former CEO’s Equity Awards continue to vest through August 1, 2017, and are exercisable through February 1, 2019. In addition, the Former CEO agreed to cooperate in the transition of his duties and responsibilities and in other matters as we may reasonably request for up to 10 hours per month during the Severance Period.  We agreed, with certain exceptions, to pay the Former CEO an hourly rate of $300 per hour for his time incurred in excess of 10 hours per month during the Severance Period. Since the date of termination through April 30, 2017, we have not requested the Former CEO to provide any services.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2016. To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Option Awards – Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options,” “Stock Awards: Number of Shares or Units of Stock That Have Not Vested,” and “– Market Value of Shares or Units of Stock That Have Not Vested.”

	Option Awards
	No. of Securities	No. of Securities
Named	Underlying	Underlying		Option	Option
Executive	Unexercised Options	Unexercised Options		Exercise	Expiration
Officer	-Exercisable	-Unexercisable		Price ($)*	Date

Craig Fraser		204,863	(1)	$2.33	2/2/26
		40,000	(2)	1.77	7/28/26

Steven G. Simonson, M.D.	6,191	2,380	(3)	23.80	5/19/24
	6,549	13,094	(4)	16.38	3/27/25
		35,714	(5)	2.33	2/2/26
		25,000	(2)	1.77	7/28/26

John A. Tattory	357			378.00	1/28/18
	238			405.30	9/26/18
	95			254.10	12/12/18
	5,357			25.62	10/7/21
	2,857			37.94	5/4/22
	5,715			33.04	3/26/23
	4,287	2,142	(6)	36.12	3/6/24
	3,573	7,141	(4)	16.38	3/27/25
		23,214	(5)	2.33	2/2/26
		25,000	(2)	1.77	7/28/26

John G. Cooper	762			686.70	6/21/17
	714			548.10	12/11/17
	1,270			405.30	12/12/18
	635			254.10	12/12/18
	17,857			25.62	2/1/19
	9,286			37.94	2/1/19
	25,000			33.04	2/1/19
	4,762	2,381	(7)	36.12	2/1/19
	8,335	16,665	(8)	16.38	2/1/19

*	Adjusted where applicable to reflect the 1-for-15 reverse stock split effective December 28, 2010 and the 1-for-14 reverse stock split effective January 22, 2016.

(1)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Rule 5635(c)(4) of The Nasdaq Marketplace in the form of an option to purchase 204,863 shares of our common stock, representing 2.5% of our outstanding shares.  These options vest in equal installments on the first three anniversaries of the February 1, 2016 grant date, assuming that the officer continues to be employed with the company through each vesting date.  These options expire on the tenth anniversary of the grant date.

(2)

These options vest and become exercisable in equal installments on the first three anniversaries of the July 28, 2016 grant date, assuming that the officer continues to be employed with the company through each vesting date.  These options expire on the tenth anniversary of the grant date.

(3)

Represents unvested portion of option award that began vesting as follows: 1,429 vested on the May 29, 2014 grant date and thereafter the remaining options began vesting in three equal annual installments on the first anniversary of the May 19, 2014 grant date. The unvested portion will vest on the third anniversary of the May 29, 2014 grant date, assuming that the officer continues to be employed with the company through that vesting date.  These options expire on the tenth anniversary of the grant date.

(4)

Represents the unvested portion of the option award that began vesting in three equal annual installments on the first anniversary of the March 27, 2015 grant date. The unvested portion will vest in two equal installments on the second and third anniversaries of the March 27, 2015 grant date, assuming that the officer continues to be employed with the company through each vesting date.  These options expire on the tenth anniversary of the grant date.

(5)

These options vest and become exercisable in equal installments on the first three anniversaries of the February 2, 2016 grant date, assuming that the officer continues to be employed with the company through each vesting date. These options expire on the tenth anniversary of the grant date.

(6)

Represents the unvested portion of the option award that began vesting in three equal annual installments on the first anniversary of the March 6, 2014 grant date. The unvested portion will vest in two equal installments on the second and third anniversaries of the March 6, 2014 grant date, assuming that the officer continues to be employed with the company through each vesting date. These options expire on the tenth anniversary of the grant date.

(7)

Under his employment agreement with us, Mr. Cooper's options continue to vest through August 1, 2017, a period of 18 months after the February 1, 2016 executive employment agreement termination date. Mr. Cooper's options are exercisable until the earlier of the expiration of their term or February 1, 2019, a period of 36 months after the February 1, 2016 executive employment agreement termination date. The unvested portion will vest on the third anniversary of the March 6, 2014 grant date.

(8)

Under his employment agreement with us, Mr. Cooper's options continue to vest through August 1, 2017, a period of 18 months after the February 1, 2016 executive employment agreement termination date. Mr. Cooper's options are exercisable until the earlier of the expiration of their term or February 1, 2019, a period of 36 months after the February 1, 2016 executive employment agreement termination date. One half of the unvested portion will vest on the second anniversary of the March 27, 2015 grant date. The remaining one half will not vest due to the terms of the executive employment agreement.

Retirement Benefits

During 2016, none of our Named Executive Officers participated in any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, other than our 401(k) savings plan (“401(k) Plan”). Under the 401(k) Plan, eligible employees (as defined in the 401(k) Plan) may elect to make pre-tax deferrals or Roth deferrals up to the maximum amount allowed by law (which was limited for this purpose in 2016 to $18,000). The 401(k) Plan also permits (i) rollover contributions and (ii) catch up contributions by employees age 50 and over (which was limited for this purpose in 2016 to $6,000). Under the 401(k), we may make matching contributions, which equaled 50% of an employee’s deferred compensation in 2016, and 75% of an employee’s deferred compensation in 2015. We satisfy our commitment to make a quarterly match on regular contributions and a year-end match on all catch up contributions in the form of shares of our common stock determined by reference to the lower of (i) the average closing price of shares of our common stock on all trading days in the applicable quarter, or (ii) the closing price of our common stock on the last trading day of the quarter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no reportable transactions between us and any person that is a related party to us since the beginning of our fiscal year ended December 31, 2015 through April 30, 2017, and none are currently proposed. Any proposed transaction between us and any related party that involves an amount in excess of the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years must be submitted to, and reviewed and approved by, the Audit Committee of the Board. The Audit Committee will make its determination based on the particular circumstances of the proposed transaction, including whether the proposed transaction is in our best interest and does not involve an expense in excess of that which would likely be incurred in an arms’ length transaction. In reviewing such transactions, the Audit Committee refers to our written corporate policies related to conflicts of interest and related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers (including a person performing a principal policy-making function) and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all filings they make under Section 16(a) and we are required to identify those Reporting Persons who failed to make such filings timely. Based solely on a review of the copies of any such filings made available to us and written representations from our officers and directors, we believe that all Reporting Persons complied with the filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2016.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may send general communications, including stockholder proposals, to our Board, Chairman of the Board or any individual director, in the form of a letter to our principal executive offices as follows: c/o Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. All communications will be reviewed by the Corporate Secretary and, unless otherwise indicated in such communication, submitted to the Board, Chairman or individual director, as appropriate.

STOCKHOLDER NOMINATIONS

The Nomination and Governance Committee of the Board will consider any candidate timely submitted by stockholders of record at the time of any such nomination in compliance with applicable SEC rules and our By-Laws. If the 2018 Annual Meeting is held within 30 days of the anniversary of the 2017 Annual Meeting, to be considered timely, any stockholder nomination must be in compliance with the procedure set forth in our By-Laws and received no earlier than December 18, 2017 and no later than January 16, 2018 and should be sent to the Nomination and Governance Committee, c/o Corporate Secretary, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. The Nomination and Governance Committee determines, in its sole discretion, whether any such candidate qualifies for candidacy under the criteria described above and in the charter of the Nomination and Governance Committee.

Stockholders’ nominations for candidates for election at the 2018 Annual Meeting must be submitted in writing to our Corporate Secretary and, to be in proper form, must include the following information about the proposed candidate: (i) the candidate’s name, age, business address and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the candidate, (iv) a representation that the candidate does not have, nor will not have, any undisclosed voting commitments or other arrangements with respect to such candidate’s actions as a director, (v) any other information relating to the candidate or such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) a written consent of the candidate to being named as a nominee and to serve as a director if elected.

Stockholders’ nominations must include the following information about the nominating stockholder: (a) the nominating stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the nominating stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and each proposed candidate and any other person or persons pursuant to which the nomination is to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of our capital stock or with a value derived in whole or in part from the value of any class or series of shares of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (f) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of our capital stock, (g) any short interest in any security of ours (for this purpose, the stockholder shall be deemed to have a short interest in a security if such stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (h) any rights to dividends on the shares of our capital stock owned beneficially by such stockholder that are separated or separable from the underlying shares, (i) any proportionate interest in shares of our capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (j) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our capital stock or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date, and (k) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. From time to time, the Board may change the process through which stockholders may recommend candidates to the Nomination and Governance Committee. Any changes to this process will be posted on our corporate website at http://www.windtreetx.com.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our next annual meeting of stockholders must be submitted in writing in compliance with applicable SEC rules and our By-Laws to the Corporate Secretary at our principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. If the 2018 Annual Meeting is held within 30 days of the anniversary of the 2017 Annual Meeting, such proposals must be in compliance with our By-laws and received by us no earlier than December 18, 2017 and no later than January 16, 2018 and should be sent to the Nomination and Governance Committee, c/o Corporate Secretary, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. In that event, we will issue a statement designating the date by which such proposals must be received. To avoid controversy as to the date on which we receive a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

To be in proper form, stockholders’ proposals must include a brief description of the proposal desired to be brought before the meeting and the reasons for bringing such proposal at the meeting, as well as the following information about the proposing stockholder: (a) the proposing stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the proposing stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such proposing stockholder and any material interest of such proposing stockholder in such business, (d) a representation that such proposing stockholder intends to appear in person or by proxy at the meeting to offer the proposal, and include the information set forth in items (e) through (k) of the information required with respect to stockholder nominations of candidates for election to the Board described above under the heading “Stockholder Nominations,” above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of our transfer agent, (a) direct a written request to: Investor Relations, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 or (b) contact our Corporate Secretary at (215) 488-9300. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker. In addition, for shares carried on the books of our transfer agent, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us. Proxies will be solicited principally through the mail. We have engaged Morrow to assist in administration and solicitation of proxies for the annual meeting and expect to pay Morrow a fee of approximately $8,500, plus reimbursement of out-of-pocket expenses. The address of Morrow is 470 West Avenue, Stamford, CT 06902. Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter. In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name. We will reimburse such persons for their reasonable out-of-pocket costs.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Form 10-K”), as filed with the SEC on March 31, 2017, is available to stockholders without charge at http://www.sec.gov or at http://www.windtreetx.com, or upon written request addressed to Windtree Therapeutics, Inc., Attn.: Investor Relations, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

Forward-Looking Statements

To the extent that statements in this Proxy Statement are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of our product development or otherwise as to future events, such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Proxy Statement are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in our filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement in this Proxy Statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements.

*     *     *

The prompt voting of your shares will ensure a quorum and save us the expense of further solicitation. Your cooperation in giving this matter your immediate attention is greatly appreciated.

By Order of the Board of Directors,

/s/ Mary B. Templeton

Mary B. Templeton, Esq.

Corporate Secretary

Warrington, Pennsylvania

May 118, 2017

WINDTREE THERAPEUTICS, INC.

2011 LONG-TERM INCENTIVE PLAN (AS AMENDED)

SECTION 1.                         PURPOSE

The purposes of this 2011 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Windtree Therapeutics, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  This Plan shall be effective on the Effective Date (as defined in Section 16 below).

SECTION 2.                         DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or cash granted under the Plan.

(b)

“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)

“Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)

willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)

fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)

“Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in subsection (e)(i) or a “409A Change in Control” as defined in subsection (e)(ii), as specified in the applicable Award Agreement.  If no definition is specified, the term shall mean a 409A Change in Control.

(i)	A “Change in Control” shall mean the occurrence of any of the following events:

(A)

the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)

a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the Incumbent Directors;

(C)

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)

a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)	“409A Change in Control” shall mean the occurrence of any of the following events:

(A)

any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Grantee’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Grantee’s Employer’s then outstanding voting securities;

(B)

the majority of members of the Board of the Grantee’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Grantee’s Employer before the date of the appointment;

(C)

there is consummated a merger or consolidation of the Grantee’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or  (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Grantee’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Grantee’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Grantee’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Grantee’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(D)

a liquidation of the Grantee’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Grantee’s Employer immediately before the liquidation; or

(E)

the sale or disposition by the Grantee’s Employer or any direct or indirect subsidiary of the Grantee’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Grantee’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Grantee’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company or the Grantee’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Grantee’s Employer immediately prior to such sale.

For purposes of this subsection 2(e)(ii), “Grantee’s Employer” shall mean (1) the corporation for which the Grantee directly provides services or (2) the corporation that is liable for payments of deferred compensation to Grantee (if any) hereunder, or (3) a corporation that is a majority shareholder of either such corporation, or any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending with the corporation described in (A) or (B).

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)

“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two Directors.  Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act, and shall satisfy any other requirements designated by the Board.  To the extent the Committee has delegated authority (including as described in Section 3(b)) the term “Committee” shall refer to such delegate.

(h)

“Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)	“Director” shall mean a member of the Board.

(j)

“Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean (i) with respect to any ISO, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) with respect to any deferred compensation subject to Code Section 409A such term as defined in Treasury Regulation Section 1.409A-3(i)(4)(i)(A) or (B) or 1.409A-3(i)(4)(iii), or (iii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Grantee (or that would be applicable to the Grantee if the Grantee elected coverage).

(k)	“Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

(l)	“Eligible Person” shall mean an Employee, Director or Consultant.

(m)

“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance.  For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)

“Fair Market Value” of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes.  For this purpose, the Fair Market Value of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the price of the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or shall be determined by any other reasonable method using actual transactions in the Shares as reported on such market.  The determination of fair market value for purposes of setting the exercise price or strike price of an award also may be determined using an average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date, provided the Committee irrevocably commits to grant the Award with an exercise or strike price set using such an average selling price before the beginning of the specified period, or (ii) if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days.  If the information set forth in clauses (i) and (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the value as determined by the Committee by the reasonable application of a reasonable valuation method.

(o)	“Incentive Stock Option” and “ISO” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(r)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)	“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(t)	“Participant” shall mean an Eligible Person granted an Award under the Plan.

(u)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(v)

“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(w)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(y)

“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)	“Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(bb)	“Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(cc)

“Shares” shall mean the common shares of the Company par value $0.001 per share, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(dd)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ee)	“Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

(ff)	“2007 Plan” shall mean the Company’s 2007 Long-Term Incentive Plan as amended from time to time.

SECTION 3.                         ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants and grant Awards under the Plan;

(ii)	determine the size and type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, and to prescribe Award Agreements evidencing or setting terms thereof, which need not be the same for each Participant;

(v)

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)	a subcommittee, designated in writing by the Committee;

(ii)

the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)

one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, to whom authority to perform such functions as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, have been delegated and whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4.                         SHARES AVAILABLE FOR AWARDS

(a)	Shares Available.

(i)

Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) one million nine hundred seventy-eight thousand five hundred seventy-two (1,978,572), plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.

(ii)

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.  Shares subject to an Award or an award under the 2007 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of Shares subject to such Award to the Participant will again be available for Awards.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 4(a)(ii) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  Because Shares will count against the number reserved upon delivery (or later vesting) and subject to these share counting rules, the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of Shares in excess of the number then available under the Plan.  The Company shall at all times during the term of the Plan retain as authorized and unissued Shares or treasury Shares at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(iii)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(iv)	Upon the Effective Date, no further Awards shall be granted under the 2007 Plan.

(b)	Adjustments.

(i)

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 14(e), (f), and (g);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards;

 provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)

In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)

The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)

Prior Plans. Except as otherwise provided herein, (i) any award made under the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended before the expiration of such plan, shall continue to be subject to the terms and conditions of such plan and the applicable award agreement, and (ii) any award made under the 2007 Plan before the Effective Date shall continue to be subject to the terms and conditions of the 2007 Plan and the applicable award agreement.

SECTION 5.                         ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant.

SECTION 6.                         OPTIONS

The Committee is authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)	Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which (including based on achievement of performance goals and/or future service requirements) an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares (including Shares deliverable on exercise), other Awards, or other property that does not have a deferral feature, (including through “net exercise” or “cashless exercise” arrangements to the extent permitted by applicable law), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made, and the method or forms in which Shares will be delivered or deemed delivered in satisfaction of Options.  In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)

Incentive Stock Options. Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary may be granted Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.  In addition, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 7.                         STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Eligible Persons.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)

Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, and if a Stock Appreciation Right is granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)	Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of performance goals and/or future service requirements, and the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Shares or other property) and the methods or forms in which Shares will be delivered or deemed to be delivered, and whether or not a Stock Appreciation Right shall be freestanding or in tandem or combination with any other Award).

SECTION 8.                         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	Grant. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons.

(b)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may deem appropriate.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock or Restricted Stock Unit promptly after such restrictions have lapsed.

(c)

Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)

Consideration.  A Participant shall pay such consideration for Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such Shares.

(e)

Forfeiture. Upon termination of service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

(f)

Dividend Equivalents.  Unless otherwise determined by the Committee, and subject to Section 10, Dividend Equivalents on Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Restricted Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the Restricted Stock Units to which they relate are settled.  Notwithstanding the foregoing, Dividend Equivalents (whether in the form of Restricted Stock Units or otherwise) on Restricted Stock Units that are contingent on satisfying performance criteria shall be forfeited if the Restricted Stock Units to which they relate are forfeited or otherwise not earned.  Unless otherwise determined by the Committee, cash, Shares or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock and Restricted Stock Units with respect to which such Shares or other property has been distributed.

SECTION 9.                         PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.  Performance Awards may be made in cash.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)

shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10.                         DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

 SECTION 11.                         OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12.                         TERMINATION OF EMPLOYMENT OR SERVICE

(a)

For Cause.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or cash Award shall terminate effective immediately upon such termination of employment or service.

(b)

On Account of Death.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(c)	On Account of Disability. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(d)

Any Other Reason.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(e)

Repurchase Rights.  Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years.  The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13.                         CHANGE IN CONTROL

Except as otherwise expressly provided in a Participant’s employment or consulting agreement, Award Agreement, or other applicable agreement:

(a)

In the event of any Change in Control, the vesting of each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully-vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)

All outstanding restrictions with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those restrictions shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement or would trigger additional taxes under Section 409A of the Code.

(c)

The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Change in Control, whether or not those Awards are to be assumed or replaced in the Change in Control.

(d)

The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14.                         GENERAL

(a)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)

Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)

Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(e)

Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)

Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)

Per-Person Limit on Performance-Based Awards.  Subject to Section 4, the aggregate number of Shares subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three (3) million Shares.  The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five (5) million dollars per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each calendar year (or portion thereof) in the performance period.  The limitation on cash Awards is separate from and not affected by the limitation on Awards denominated in Shares.

(h)

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(i)

Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(k)	Tax Provisions.

(i)

Withholding.  The Company and any Subsidiary is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award, any payment relating to an Award, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or a Subsidiary’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or a Subsidiary) withhold from the Shares to be delivered upon exercise of an Option or vesting or settlement of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

(ii)

Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)

Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(iv)

Payment of Tax Amount.  Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of an Award that has not been settled is nevertheless required to be included in the Participant’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee.  A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Award or portion thereof to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

(v)

Construction in Compliance with Code Section 409A.  The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A.  The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(vi)

“Termination of service,” “resignation” or words of similar import, as used in this Plan shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code.  For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide  services the Participant would perform after the date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service.  The bona fide services taken into account for purposes of determining whether there has been a separation from service shall be services performed for the Company and any person or entity that would be considered a single employer with the Company under Section 414(b) or 414(c) of the code; provided that, in applying Section 1563(a)(1), (2), and (3) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent;” and further provided that “at least 20 percent” shall be used instead of “at least 50 percent” where based on legitimate business criteria.

(vii)

Six-Month Delay.  Any distribution or settlement of an Award triggered by the separation from service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date.  The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s separation from service.

(l)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(m)

No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(o)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(q)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(r)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(s)

No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)

Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)

completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 15.                         AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)

except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)

Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. Except for amendments authorized under Section 13, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 16.                         EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

SECTION 17.                         TERM OF THE PLAN

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.  No incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

## YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

**Vote by Internet or Telephone – QUICK ▔▔▔ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

WINDTREE THERAPEUTICS™

**Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 29, 2017.**

**INTERNET/MOBILE – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**PHONE – 1 (866) 894-0537**
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.**

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

**PROXY**

Please mark your votes like this **X**

FOR all Nominees listed below (except as marked to the contrary below) | WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:

(01) John R. Leone

(02) Craig Fraser

(03) Joseph M. Mahady

(04) Bruce A. Peacock

(05) Marvin E. Rosenthale, Ph.D.

**(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)**

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

**Signature**____________________ **Signature**____________________ **Date**________, **2016.**

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 30, 2017.**

**The Proxy Statement and our 2016 Annual Report to Stockholders are available at: http://www.ezodproxy.com/windtreetx/2017**

_ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _

**PROXY**

# Windtree Therapeutics, Inc.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned, revoking all prior proxies, hereby appoints Craig Fraser, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.001 per share, of Windtree Therapeutics, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 30, 2017 at 8:00 a.m. Eastern Daylight Time at the Company's principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 19, 2017, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon other such business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3, 4 and 5 is proposed by the Company.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES SET FORTH ON THE REVERSE SIDE AS DIRECTORS, "FOR" THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, "FOR" THE AMENDMENT OF THE WINDTREE THERAPEUTICS, INC. 2011 LONG-TERM INCENTIVE PLAN, "FOR" THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND "FOR" THE APPROVAL OF THE EXECUTIVE COMPENSATION.**

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Windtree Therapeutics, Inc.

**PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.**

**(Continued and to be marked, dated and signed, on the other side)**